EXHIBIT 10.29
AMENDMENT TO CERTAIN TERMS
OF EMPLOYMENT AGREEMENT
(Robert J. Gamgort)
THIS AMENDMENT AGREEMENT (the “Agreement”) is entered into as of December 16, 2013 by and between Pinnacle Foods Inc. (the “Company”), and Robert J. Gamgort (the “Executive”).
The Company is a party to an employment agreement with the Executive entered into as of July 13, 2009 (as amended, modified or supplemented from time to time, the “Employment Agreement”);
Executive and the Company mutually agree that in furtherance of best practices related to corporate governance and executive compensation, it is in the best interests of the Executive and the Company to terminate the Employment Agreement, and for the terms of the Executive’s employment to be determined in the discretion of the Board and subject to the applicable plans, policies, and practices of the Company and its Affiliates.
In consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:
1.Effective as of the date hereof, the Employment Agreement shall be, and hereby is, terminated in all respects, and each party shall have no further rights or obligations pursuant thereto, other than with respect to those provisions which are intended to survive the term of the Employment Agreement, including, without limitation, Section 8 (Non-Competition), Section 9 (Confidentiality; Intellectual Property), Section 10 (Specific Performance) of the Employment Agreement. Notwithstanding the foregoing, following the termination of the Employment Agreement, the Executive shall continue to be entitled to receive previously deferred amounts described in Section 4(b) of the Employment Agreement and the Transaction Incentive Award described in Section 4(c) of the Employment Agreement, in each case on the terms set forth therein.
2.The waiver of Executive’s rights under the Employment Agreement is irrevocable to the fullest extent provided under the laws of the State of Delaware and may not be amended or otherwise modified without the prior written consent of the Company and Executive. This Agreement will inure to the benefit of and bind (a) the Executive and, upon the Executive’s death, Executive’s heirs, executors and legal representatives of the undersigned Executive and (b) any successor of the Company.
3.This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles thereof.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered as of the date first above written.

Pinnacle Foods Inc.
By:	/s/ M. Kelley Maggs
Name:	M. Kelley Maggs
Title:	Senior Vice President, Secretary and General Counsel

Accepted and agreed to on this 16th day of December, 2013:

/s/ Robert J. Gamgort
Robert J. Gamgort

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